Kimco Realty Reports Record Operating Results for 2002

    NEW HYDE PARK, N.Y.--(BUSINESS WIRE)--Feb. 13, 2003--

       Achieves Full Year FFO Per Diluted Common Share of $3.03;
    Fourth Quarter FFO Per Diluted Common Share Increases to $0.78

    Kimco Realty Corporation (NYSE: KIM), the nation's largest owner and operator of neighborhood and community shopping centers, today announced that fourth quarter net income for the period ended December 31, 2002, increased 1.7 percent to $63.0 million from $61.9 million for the same period last year. Fourth quarter net income per diluted common share (EPS) was $0.56, unchanged from a year ago. Funds from operations (FFO), a widely accepted supplemental measure of REIT performance, rose 4.2 percent to $82.7 million, from $79.4 million for the same period last year. On a diluted per common share basis, FFO increased 1.3 percent to $0.78 from $0.77 for the same period last year. FFO for the fourth quarter excludes gains on dispositions of operating properties, gains on early extinguishment of debt and adjustments to property carrying values, which total a net amount of approximately $0.5 million, or less than $0.01 per diluted common share.
    For the twelve months ended December 31, 2002, net income increased 3.9 percent to $245.7 million from $236.5 million for the same period last year. Net income per diluted common share remained unchanged at $2.16 from the same period in the previous year. Funds from operations rose 8.0 percent to $319.7 million for the twelve-month period from $295.9 million in the year earlier period. On a diluted per common share basis, FFO increased 1.3 percent to $3.03 from $2.99 reported a year ago. FFO for the year excludes gains on dispositions of operating properties, gains on early extinguishment of debt and adjustments to property carrying values, which total a net amount of approximately $2.0 million, or $0.02 per diluted common share. FFO for 2001 excludes gains on dispositions of operating properties of $3.0 million, or $0.03 per diluted common share. A complete reconciliation containing adjustments from GAAP net income to FFO is included in this release.
    During the quarter, Kimco increased the occupancy of its parent shopping center portfolio to 87.8 percent from 86.0 percent at September 30, 2002 and from a low of 85.3 percent at June 30, 2002. The increase in occupancy was the result of new leasing, property acquisitions and property sales. For the quarter, Kimco signed 118 new leases totaling 1.4 million square feet bringing the full year total leases signed in the parent portfolio to 380 or 3.9 million square feet. Average base rent on these new leases is approximately $7.18 per square foot.

    In addition to the leases signed during the year in the Company's parent portfolio, 59 leases were signed totaling 461,000 square feet in the Kimco Income REIT (KIR) and 184 leases totaling 1.5 million square feet in the Company's merchant building business, Kimco Developers, Inc. (KDI). For the Company's entire property portfolio, which is comprised of interests in approximately 90 million square feet, the Company signed 623 new leases totaling 5.9 million square feet.

    Kimco continues to have success leasing and disposing of vacancies that resulted from the Kmart bankruptcy. During the fourth quarter, the Company executed eight leases and sold seven former Kmart sites. During the year, the Company made significant progress repositioning 29 of the 31 leases rejected by Kmart. As previously announced, management does not anticipate the recent store closing announcement by Kmart will have a material impact on the Company's expected 2003 operating results.

    Investment Activities

    During the year ended 2002, Kimco acquired interests in 107 shopping centers with an aggregate cost of approximately $1.4 billion. Highlights of the Company's 2002 investment activities is as follows:

    -- Kimco's parent portfolio acquired interests in 50 shopping centers valued at approximately $726.3 million. This portfolio includes the Company's international investment activity, which consisted of acquiring 24 shopping centers and four development projects in its Canadian joint venture with RioCan REIT, and acquiring two grocery-anchored shopping centers located in Mexico. The total property value of the international investments acquired is approximately $471.5 million. When completed, the developments will add an additional $78 million in value to the portfolio.

    -- Kimco, together with Prometheus Southeast Retail Trust, completed the merger and privatization of Konover Property Trust, which has been renamed Kimsouth Realty, Inc. Kimsouth consisted of 36 shopping centers valued at approximately $280.9 million at closing.

    -- Sixteen properties valued at approximately $187.7 million were acquired in the Company's Kimco Retail Opportunity Portfolio
        (KROP).

    -- During 2002, KIR acquired five shopping centers for an aggregate purchase price of approximately $213.5 million and on February 4, 2003 acquired a shopping center in Seattle, Washington for approximately $88.4 million.

    -- KDI invested approximately $148.6 million in existing development projects and new development properties acquired. KDI had property sales aggregating approximately $128 million and generating net pre-tax gains for Kimco of approximately $15.9 million for the year.

    In addition to shopping center acquisitions, during 2002 Kimco continued to invest in the Company's complementary business lines as follows:

    -- Kimco originated approximately $141 million in financing receivables secured by retail real estate. The Company provides capital to retailers where the underwritten value of the real estate is significantly greater than principal amount of the loan. Commitments were made to retailers including Ames, Frank's Nursery, Gottschalks and Shopko.

    -- A Kimco-led venture has sold or reached agreements on 49 of the 54 Kmart sites for which it acquired the asset designation rights to in June 2002. The venture's initial investment was approximately $43 million.

    -- Kimco provided preferred equity capital of approximately $25 million in nine real estate investments, including five grocery anchored centers. This program provides capital to real estate owners and developers.

    Kimco, a publicly-traded real estate investment trust, has specialized in shopping center acquisitions, development and management for over 35 years. Kimco owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 606 properties comprising approximately 90.0 million square feet of leasable space located throughout 41 states, Canada and Mexico. For further information refer to the Company's web site at www.kimcorealty.com.

    Safe Harbor Statement: The statements in this release state the Company's and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include general economic conditions, local real estate conditions, increases in interest rates, increases in operating costs and real estate taxes. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 2001. Copies of each filing may be obtained from the Company or the SEC.


                       Kimco Realty Corporation
                  Consolidated Statements of Income
                (In thousands, except per share data)

                              Three Months Ended     Year Ended
                                 December 31,        December 31,
                                2002      2001      2002      2001
                              --------  --------  --------  --------
Real Estate Operations:
----------------------
  Revenues
   from rental property       $115,891  $110,270  $450,829  $450,408
                              --------  --------  --------  --------

  Rental property expenses:
    Rent                         3,104     3,258    12,392    12,649
    Real estate taxes           16,151    14,391    62,991    55,717
    Operating and maintenance   12,857    10,273    47,214    45,759
                              --------  --------  --------  --------
                                32,112    27,922   122,597   114,125
                              --------  --------  --------  --------

                                83,779    82,348   328,232   336,283

Equity in income of real estate
 joint ventures, net            12,623     6,866    35,569    20,217
Minority interests in income of
 partnerships, net              (1,691)     (193)   (2,430)   (1,682)
Income from other real estate
 investments                     2,348    13,194    16,038    38,113
Mortgage financing income        6,674     1,011    19,424     2,318
Gain on sale of development
 properties                      6,705     6,611    15,879    13,418
Management and other fee income  3,668     1,953    14,193     7,797
Depreciation and amortization  (19,138)  (18,030)  (74,223)  (71,717)
                              --------  --------  --------  --------
  Income from real estate
   operations                   94,968    93,760   352,682   344,747
                              --------  --------  --------  --------
Other Investments:
-----------------
  Interest, dividends and
   other investment income       3,080     3,018    18,557    17,286
  Other income / (loss), net    (3,725)   (2,310)    2,532    (2,184)
                              --------  --------  --------  --------
                                  (645)      708    21,089    15,102
                              --------  --------  --------  --------

  Interest expense             (21,211)  (21,639)  (86,896)  (88,592)
  General and administrative
   expenses                     (8,792)   (7,205)  (31,904)  (28,680)
  Gain on early extinguishment
   of debt                      19,033        --    19,033        --
  Adjustment of property
   carrying values             (12,530)       --   (12,530)       --
  Gain on disposition of
   operating properties             --        --        --     3,040
                              --------  --------  --------  --------
   Income from continuing
    operations before income
    taxes                       70,823    65,624   261,474   245,617

  Provision for income taxes    (2,812)   (6,238)  (12,904)  (19,376)
                              --------  --------  --------  --------

    Income from continuing
     operations                 68,011    59,386   248,570   226,241

Discontinued Operations:
-----------------------
  Income/(loss) from
   discontinued operating
   properties (including
   adjustment of property
   carrying values of
   ($20,500) in 2002 and
   gain on early extinguishment
   of debt of $3,222 in 2002)  (16,315)    2,496   (15,680)   10,297
  Gain on disposition of
   operating properties,
   net                          11,266        --    12,778        --
                              --------  --------  --------  --------
  Income/(loss) from
   discontinued operations      (5,049)    2,496    (2,902)   10,297
                              --------  --------  --------  --------

  Net income                    62,962    61,882   245,668   236,538

  Preferred dividends           (4,609)   (4,871)  (18,437)  (24,553)
                              --------  --------  --------  --------

  Net income available to
   common shareholders        $ 58,353  $ 57,011  $227,231  $211,985
                              ========  ========  ========  ========

Per common share:
  Income from continuing
   operations:
    - Basic                   $   0.61  $   0.55  $   2.20  $   2.09
                              ========  ========  ========  ========
    - Diluted                 $ 0.60(1) $ 0.53(2) $ 2.19(1) $ 2.05(2)
                              ========  ========  ========  ========
  Net income:
    - Basic                   $   0.56  $   0.58  $   2.18  $   2.20
                              ========  ========  ========  ========
    - Diluted                 $ 0.56(1) $ 0.56(2) $ 2.16(1) $ 2.16(2)
                              ========  ========  ========  ========
Weighted average shares
 outstanding:
    - Basic                    104,578    98,399   104,458    96,317
                              ========  ========  ========  ========
    - Diluted                 107,463(1)102,831(2)105,969(1)101,163(2)
                              ========  ========  ========  ========
Income subject to income
 taxes                        $  8,108  $ 15,829  $ 36,477  $ 48,439

    Note: Reclassifications: Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.

                       Kimco Realty Corporation
                        Funds From Operations
                 (In thousands, except per share data)

                              Three Months Ended      Year Ended
                                  December 31,        December 31,
                                2002      2001      2002      2001
                              --------  --------  --------  --------
Funds From Operations
  Net income                  $ 62,962  $ 61,882  $245,668  $236,538
  Gain on disposition of
   operating properties        (11,266)       --   (12,778)   (3,040)
  Depreciation and
   amortization                 19,492    18,579    76,674    74,209
  Depreciation and
   amortization - real estate
   joint ventures                5,329     3,768    17,779    12,718
  Gain on early extinguishment
   of debt                     (22,255)       --   (22,255)       --
  Adjustment of property
   carrying values              33,030        --    33,030        --
  Preferred stock dividends     (4,609)   (4,871)  (18,437)  (24,553)
                              --------  --------  --------  --------

  Funds from operations       $ 82,683  $ 79,358  $319,681  $295,872
                              ========  ========  ========  ========

  Per common share:
    - Basic                   $   0.79  $   0.81  $   3.06  $   3.07
                              ========  ========  ========  ========
    - Diluted                 $ 0.78(1)  $ 0.77(2)$ 3.03(1) $ 2.99(2)
                              ========  ========  ========  ========


Weighted Average Share        Three Months Ended      Year Ended
 Information                      December 31,        December 31,
                                2002      2001      2002      2001
                              --------  --------  --------  --------
Weighted average shares -
    - Basic                    104,578    98,399   104,458    96,317
                              ========  ========  ========  ========
    - Diluted                 107,463(1)102,831(2)105,969(1)101,163(2)
                              ========  ========  ========  ========

(1) Reflects the potential impact if certain units were converted to common stock at the beginning of the period. Net income available to common shareholders and FFO would be increased by $1,423 for the three months and year ended December 31, 2002 reflecting the distributions associated with the units.

(2) Reflects the potential impact if the Class D Preferred Stock was converted to common stock at the beginning of the period. Net income available to common shareholders and FFO would be increased by $261 and $6,115 for the three months and year ended December
    31, 2001, respectively, which represent the dividends paid on the Class D Convertible Preferred Stock for the applicable periods.


                       Kimco Realty Corporation
                      Consolidated Balance Sheets
                 (In thousands, except per share data)


                                             December 31, December 31,
                                                2002         2001
                                             -----------  -----------
Assets:
  Operating real estate, net of
   accumulated depreciation of $516,558
   and $452,878, respectively                $ 2,669,648  $ 2,543,956
  Investments and advances in real estate
   joint ventures                                412,672      272,920
  Real estate under development                  212,765      204,530
  Other real estate investments                   99,542        7,613
  Mortgages and other financing
   receivables                                    94,024       53,611
  Cash and cash equivalents                       35,962       93,847
  Marketable securities                           66,992       82,997
  Accounts and notes receivable                   55,012       48,074
  Deferred charges and prepaid expenses           50,149       38,031
  Other assets                                    60,112       39,200
                                             -----------  -----------
                                             $ 3,756,878  $ 3,384,779
                                             ===========  ===========
Liabilities:
  Notes payable                              $ 1,302,250  $ 1,035,250
  Mortgages payable                              230,760      286,929
  Construction loans payable                      43,972        5,900
  Accounts payable and accrued expenses           94,784       68,323
  Dividends payable                               59,646       57,345
  Other liabilities                               24,198       32,573
                                             -----------  -----------
                                               1,755,610    1,486,320
                                             -----------  -----------
  Minority interests in partnerships              93,940        8,375
                                             -----------  -----------
Stockholders' Equity:
  Preferred stock, $1.00 par value,
   authorized 5,000,000 shares
  Class A Preferred Stock, $1.00 par
   value, authorized 345,000 shares issued
   and outstanding 300,000 shares                    300          300
   Aggregate liquidation preference
    $75,000
  Class B Preferred Stock, $1.00 par value,
   authorized 230,000 shares issued and
   outstanding 200,000 shares                        200          200
   Aggregate liquidation preference $50,000
  Class C Preferred Stock, $1.00 par value,
   authorized 460,000 shares issued and
   outstanding 400,000 shares                        400          400
   Aggregate liquidation preference $100,000
  Class D Convertible Preferred Stock, $1.00
   par value, authorized 700,000 shares
   issued and outstanding 0 and 92,390
   shares, respectively                                -           92
   Aggregate liquidation preference $0 and
    $23,098, respectively
  Common Stock, $.01 par value, authorized
   200,000,000 shares issued and outstanding
   104,601,828 and 103,352,570 shares,
   respectively                                    1,046        1,034
Paid-in capital                                1,984,820    1,976,442
Cumulative distributions in excess of net
 income                                          (85,367)     (93,131)
                                             -----------  -----------
                                               1,901,399    1,885,337
Accumulated other comprehensive income             7,401        7,310
Notes receivable from officer
 stockholders                                     (1,472)      (2,563)
                                             -----------  -----------
                                               1,907,328    1,890,084
                                             -----------  -----------
                                             $ 3,756,878  $ 3,384,779
                                             ===========  ===========

    Reclassifications:
    Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.


    CONTACT: Kimco Realty Corporation
             Scott Onufrey, 516/869-7190
             sonufrey@kimcorealty.com